--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      LOGO

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 2000

To our stockholders:

     The annual meeting of stockholders of Bally Total Fitness Holding Corporation will be held at 9:00 a.m. (local time) on June 8, 2000 at Bally's fitness center located at 142 Central Avenue, Clark, NJ 07066 for the following purposes:

        1. The election of two Class I directors for three-year terms expiring in 2003; and

        2. Such other business as may properly come before the annual meeting or any adjournment thereof.

     Stockholders of record as of the close of business on April 12, 2000 will be entitled to notice of and to vote at the annual meeting and any adjournment thereof. The transfer books will not be closed.

     The board of directors of Bally desires to have the maximum stockholder representation at the annual meeting and respectfully requests that you execute, date and return promptly the enclosed proxy card in the postage-paid envelope provided. In order to attend the annual meeting, you must bring the enclosed entrance pass with you. No one will be admitted without the entrance pass.

                                          By order of the board of directors,

                                          Cary A. Gaan, Secretary

Chicago, Illinois
April 14, 2000

--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT!

             PLEASE EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED
               PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                      LOGO

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 2000

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Bally for use at the annual meeting of stockholders to be held on June 8, 2000, at Bally's fitness center located at 142 Central Avenue, Clark, NJ 07066, at 9:00 a.m. (local time) and at any adjournment or postponement of the meeting. This statement and the accompanying proxy, together with our annual report to stockholders for the fiscal year ended December 31, 1999, are being mailed to stockholders on or about April 14, 2000.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, stockholders will elect one class of directors and act upon anything else that properly comes before the meeting. In addition, after the meeting, management will report on our performance during fiscal 1999 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, April 12, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 8:00 a.m. In order to attend the annual meeting, you must bring your entrance pass.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 12, 2000 will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 23,633,536 shares of common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to LaSalle Bank N.A., our transfer agent and registrar, it will be voted as you instruct on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person, or you may vote in person. At the meeting, the results of stockholder voting will be tabulated by LaSalle Bank N.A., the independent inspector of elections appointed by Bally for the meeting.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Bally either a notice of revocation or a duly executed proxy bearing a later date. If you vote in person at the meeting, your proxy will be revoked. However, attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote:

        - FOR election of the nominees for Class I Directors (see page 3).

     With respect to any other matters that properly come before the meeting, the proxy holders will vote using their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

        - Election of Directors. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. A properly executed proxy marked "WITHHOLD ALL" with respect to the election of one or more directors will not be noted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        - Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

                  ELECTION OF DIRECTORS AND SECURITY OWNERSHIP

     At the annual meeting, two Class I directors are to be elected to serve for three-year terms expiring in 2003 or until their successors have been duly elected and qualified. Set forth below are the names of, and certain information with respect to, the persons nominated by the board of directors for election as Class I directors. It is intended that all duly executed proxies in the accompanying form will be voted for the election of such nominees (or such substitute nominees as provided below), unless such authorization has been withheld.

     Authority granted to the persons named in the proxy to vote for nominees is limited to the two nominees proposed by the board of directors and named below, and proxies cannot be voted for a greater number of persons than the number of nominees named. The board of directors is not aware that either of the nominees will be unavailable for service at the date of the annual meeting. If, for any reason, either of the nominees becomes unavailable for election, an event which is not presently anticipated, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the board of directors.

     In general, "beneficial ownership" includes those shares a stockholder has the power to vote or transfer and stock options or warrants that are exercisable currently or within 60 days. Unless otherwise indicated, all information with respect to ownership of common stock is as of March 31, 2000. On March 31, 2000, Bally had outstanding 23,613,369 shares of common stock. The Common Shares Owned column includes, in certain circumstances, shares of common stock held in the name of the director's or executive officer's spouse, minor children, or relatives sharing the director's or executive officer's home and, in the case of Mr. Goldberg, shares held by Nugget Partners, L.P., a New Jersey limited partnership, whose sole general partner is Mr. Goldberg, the reporting of which is required by applicable rules of the Securities and Exchange Commission, but as to which shares of common stock the director or executive officer may have disclaimed beneficial ownership. As used in the following tables, an asterisk in the Percentage of Outstanding Stock column means less than 1%.

NOMINEES

                                    CLASS I

                             TERM EXPIRING IN 2003

                                          HAS SERVED    COMMON    OPTIONS/WARRANTS     TOTAL      PERCENTAGE OF
    NAME, AGE, PRINCIPAL OCCUPATION       AS DIRECTOR   SHARES      EXERCISABLE      BENEFICIAL    OUTSTANDING
       AND ADDITIONAL INFORMATION            SINCE       OWNED     WITHIN 60 DAYS    OWNERSHIP        STOCK
----------------------------------------  -----------   ------    ----------------   ----------   -------------
Aubrey C. Lewis, 65                          1995          795          8,333            9,128           *
  Mr. Lewis is a director of the United
  States Naval Academy Foundation, the
  University of Notre Dame and the New
  Jersey Sports and Exposition Authority
  (Board of Commissioners) Retired Vice
  President of Woolworth Corporation.
Liza M. Walsh, 41                            1995        1,000          8,333            9,333           *
  Partner at the law firm of Connell
  Foley LLP, concentrating in commercial
  litigation, since 1992. Ms. Walsh is
  also an Arbitrator for the United
  States District Court for the District
  of New Jersey.

DIRECTORS CONTINUING IN OFFICE

                                    CLASS II

                             TERM EXPIRING IN 2001

                                          HAS SERVED    COMMON    OPTIONS/WARRANTS     TOTAL      PERCENTAGE OF
    NAME, AGE, PRINCIPAL OCCUPATION       AS DIRECTOR   SHARES      EXERCISABLE      BENEFICIAL    OUTSTANDING
       AND ADDITIONAL INFORMATION            SINCE       OWNED     WITHIN 60 DAYS    OWNERSHIP        STOCK
----------------------------------------  -----------   ------    ----------------   ----------   -------------
Lee S. Hillman, 44                           1992       202,500       969,034        1,171,534         4.8%
  President and Chief Executive Officer
  of Bally. Mr. Hillman is also a
  director of Holmes Place, Plc. (an
  operator of fitness centers in the
  United Kingdom.)
James F. Mc Anally, M.D., 50                 1995        2,000          8,333           10,333           *
  Private practitioner who specializes
  in hypertension and kidney disease.
  Dr. Mc Anally is also the Medical
  Director of Nephrology Services at
  Elizabeth General Medical Center in
  Elizabeth, New Jersey and the Chief of
  Nephrology at St. Elizabeth's Hospital
  in Elizabeth, New Jersey.

                                   CLASS III

                             TERM EXPIRING IN 2002

                                          HAS SERVED    COMMON    OPTIONS/WARRANTS     TOTAL      PERCENTAGE OF
    NAME, AGE, PRINCIPAL OCCUPATION       AS DIRECTOR   SHARES      EXERCISABLE      BENEFICIAL    OUTSTANDING
       AND ADDITIONAL INFORMATION            SINCE       OWNED     WITHIN 60 DAYS    OWNERSHIP        STOCK
----------------------------------------  -----------   ------    ----------------   ----------   -------------
Arthur M. Goldberg, 58                       1990       384,075     2,207,104        2,591,179        10.0%
  Chairman of the board of directors of
  Bally. Mr. Goldberg is President and
  Chief Executive Officer and a director
  of Park Place Entertainment
  Corporation (an operator of
  hotel-casinos) since January 1999.
  Prior to that he was a Director and
  Executive Vice President -- Gaming
  Operations, Hilton Hotels Corporation,
  from December 1996 to December 1998.
  He was Chairman and Chief Executive
  Officer of Bally Entertainment
  Corporation from October 1990 to
  December 1996 and President from
  January 1993 to December 1996. Mr.
  Goldberg also serves as Chairman of
  the board of directors, President and
  Chief Executive Officer of Di Giorgio
  Corporation (a food distributor). Mr.
  Goldberg is also a director of Hilton
  Hotels Corporation and Managing
  Partner of Arveron Investments L.P.
  (an investment partnership).
J. Kenneth Looloian, 77                      1995        2,500          8,333           10,833           *
  Consultant to Di Giorgio Corporation
  since 1990. Mr. Looloian is also a
  director of Park Place Entertainment
  Corporation.

NAMED EXECUTIVE OFFICERS AND CERTAIN OTHER BENEFICIAL OWNERS

                                                                                                   PERCENTAGE
                                                   COMMON      OPTIONS/WARRANTS       TOTAL            OF
                                                   SHARES         EXERCISABLE       BENEFICIAL     OUTSTANDING
                BENEFICIAL OWNER                    OWNED       WITHIN 60 DAYS      OWNERSHIP         STOCK
------------------------------------------------  ---------    ----------------     ----------     -----------
John W. Dwyer                                        69,920           76,667          146,587            *
  Executive Vice President,
  Chief Financial Officer and Treasurer
William G. Fanelli                                    6,000           41,667           47,667            *
  Senior Vice President, Operations
Cary A. Gaan                                         35,270           15,000           50,270            *
  Senior Vice President,
  Secretary and General Counsel
John H. Wildman                                      77,500           50,000          127,500            *
  Senior Vice President,
  Sales and Marketing
All directors and executive officers
  as a group (12 persons)                           850,481        3,469,471        4,319,952         16.0%
Brookside Capital Partners Fund, L.P.(1)(2)       1,182,900                         1,182,900          5.0%
Brookside Capital Investors, L.P.(1)(2)
Brookside Capital Investors, Inc.(1)(2)
W. Mitt Romney(1)(2)
  Two Copley Place
  Boston, Massachusetts 02116
Capital Research and Management Company(1)(3)     1,360,500                         1,360,500          5.8%
SMALLCAP World Fund, Inc.(1)(3)
  333 South Hope Street
  Los Angeles, California 90071
Janus Capital Corporation(1)(4)                   2,039,750                         2,039,750          8.6%
Thomas H. Bailey(1)(4)
Janus Special Situations Fund(1)(4)
  100 Fillmore Street
  Denver, Colorado 80206
Morgan Stanley Dean Witter & Co.(1)(5)            3,153,897                         3,153,897         13.4%
  1585 Broadway
  New York, New York 10036
Miller Anderson & Sherrerd, LLP(1)(5)
  1 Tower Bridge, Suite 1100
  West Conshohochen, Pennsylvania 19428
Wanger Asset Management, L.P. ("WAM")(1)(6)       1,605,000                         1,605,000          6.8%
Wanger Asset Management, Ltd., the general
  partner of WAM ("WAM LTD.")(1)(6)
Acorn Investment Trust (1)(6)
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606

---------------

(1) Represents a beneficial owner of more than 5% of the common stock based on the owner's reported ownership of shares of common stock in filings made with the Securities and Exchange Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended. Information with respect to each beneficial owner is generally as of the date of the most recent filing by the beneficial owner with the Commission and is based solely on information contained in such filings.

(2) Brookside Capital Partners Fund, L.P. owns 1,182,900 shares and has the sole power to vote and dispose of the shares. The Brookside Fund acts by and through its general partner, Brookside Capital Investors, L.P. Brookside Capital Investors, L.P. acts by and through its general partner, Brookside Capital

    Investors, Inc. Mr. W. Mitt Romney is the sole shareholder, sole director, President and Chief Executive Officer of Brookside Capital Investors, Inc. and thus is the controlling person of Brookside Capital Investors, Inc.

(3) Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,360,500 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. SMALLCAP World Fund, Inc. an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research and Management Company, is the beneficial owner of 1,360,500 shares.

(4) Janus Capital Corporation is a registered investment adviser which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 and individual and institutional clients. These investment companies and other clients hold the shares of common stock that are reported in this chart. Janus Capital may be deemed to be the beneficial owner of common stock held by these investment companies and clients, but disclaims any ownership of the common stock. Mr. Bailey owns approximately 12.2% of Janus Capital and serves as its President and Chairman of the Board. Mr. Bailey may be deemed to be the beneficial owner of common stock held by the investment companies and other clients of Janus Capital, but disclaims any ownership of the common stock. Janus Special Situations Fund is an investment company registered under the Investment Company Act and is one of the investment companies to which Janus Capital renders advice. Janus Special Situations Fund beneficially owns 2,022,600 shares.

(5) Morgan Stanley Dean Witter & Co. is an Investment Adviser registered under
    Section 203 of the Investment Advisers Act of 1940. Miller Anderson & Sherrerd LLP is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. Accounts managed on a discretionary basis by Miller Anderson & Sherrerd LLP, a wholly owned subsidiary of Morgan Stanley Dean Witter & Co., are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of such securities. No account holds more than 5 percent of the class.

(6) Acorn Investment Trust is an Investment Company under section 8 of the Investment Company Act. WAM is an Investment Adviser registered under section 203 of the Investment Advisers Act of 1940; WAM LTD. is the General Partner of the Investment Adviser. The shares reported have been acquired on behalf of discretionary clients of WAM, including Acorn Investment Trust.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

     The board of directors held five meetings during 1999. Each director attended at least 75% of the aggregate number of meetings of the board of directors and all committees on which the director served during 1999, except Arthur Goldberg.

     The board of directors has established an executive committee, an audit committee, a compensation committee and a nominating committee. The general functions of such committees, the identity of each committee member and the number of committee meetings held by each committee during 1999 are set forth below.

EXECUTIVE COMMITTEE

     The current members of the executive committee are Mr. Goldberg (Chairman), Mr. Hillman and Mr. Looloian. The executive committee is granted all the powers and rights necessary to exercise the full authority of the board of directors in the management of the business and affairs of Bally when necessary between meetings of the board of directors. The executive committee did not hold any meetings during 1999.

AUDIT COMMITTEE

     The current members of the audit committee are Mr. Looloian (Chairman), Mr. Lewis and Dr. Mc Anally. The general functions of the audit committee include
(i) selecting the independent auditors (or recommending such action to the board of directors), (ii) evaluating the performance of the independent auditors and their fees for services, (iii) reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, (iv) consulting with management, the internal auditors and the independent auditors as to the systems of internal accounting controls, and
(v) reviewing the nonaudit services performed by the independent auditors and considering the effect, if any, on their independence. The audit committee held four meetings during 1999.

COMPENSATION COMMITTEE

     The current members of the compensation committee are Ms. Walsh (Chairman), Mr. Lewis and Dr. Mc Anally. The compensation committee is authorized and directed to (i) review and approve the compensation and benefits of Bally's executive officers, (ii) review and approve the annual salary plans, (iii) review management organization and development, (iv) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, (v) administer Bally's 1997 Bonus Plan, Bally's 1996 Long-Term Incentive Plan, Bally's 1996 Non-Employee Directors' Stock Option Plan and any other plans that may be established, and
(vi) review and recommend for the approval of the board of directors the compensation of directors. The compensation committee held four meetings during 1999.

NOMINATING COMMITTEE

     The current members of the nominating committee are Mr. Goldberg (Chairman), Mr. Hillman and Mr. Lewis. The general functions of the nominating committee include recommending to the board of directors nominees for election as directors, consideration of the performance of incumbent directors in determining whether to nominate them for reelection and making recommendations with respect to the organization and size of the board of directors and its committees. The nominating committee did not hold any meetings during 1999.

     The nominating committee will consider nominees recommended by stockholders. A recommendation will be considered if submitted in writing addressed to Bally in care of "Chairman, Nominating Committee," accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, and a written indication of the consent of the proposed nominee. Candidates for nomination as director are considered on the basis of their broad business, financial and public service experience, and should not represent any particular constituency, but rather the stockholders generally. The nominees should be highly regarded for capability and integrity within their fields or professions. In addition, the activities or associations of the nominees should not constitute conflicts of interest or legal impediments that might preclude service as a director. Moreover, nominees must be able, and must have expressed a willingness, to devote the time required to serve effectively as a director and as a member of one or more committees of the board of directors.

COMPENSATION OF DIRECTORS

     Members of the board of directors who are also employees of Bally do not receive any additional compensation for service on the board of directors or any committees of the board of directors. Members of the board of directors who are not employees of Bally presently receive an annual retainer of $27,500 plus a $1,000 stipend for each board of directors meeting attended. Non-employee directors presently receive additional stipends for service on committees of the board of directors of $500 per year for committee members and $1,000 per year for committee chairmen. Also, pursuant to Bally's 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), each non-employee director of Bally is granted an option to purchase 5,000 shares of common stock upon the commencement of service on the board of directors, with another option to purchase 5,000 shares of common stock granted on the second anniversary thereof. Options under the Directors' Plan are generally granted with an exercise price equal to the fair market value of the common stock at the date of grant. Option grants under the Directors' Plan become exercisable in three equal annual installments commencing one year from the date of grant and have a 10-year term. Under the Directors' Plan, each of the non-employee directors of Bally was granted options to purchase 5,000 shares of common stock in January 1996 and January 1998.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for each of the years indicated, the compensation paid by Bally to its Chief Executive Officer during 1999, and the four other most highly compensated executive officers of Bally as of December 31, 1999 (collectively, the "Named Executive Officers"). During these years, the Named Executive Officers were compensated in accordance with the plans and policies of Bally. All references to securities in the following table relate to awards of options to purchase common stock.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                          COMPENSATION AWARDS
                                                         ANNUAL COMPENSATION            -----------------------
                                                 -----------------------------------    RESTRICTED
                                                                        OTHER ANNUAL      STOCK      SECURITIES    ALL OTHER
                                                  SALARY      BONUS     COMPENSATION      AWARDS     UNDERLYING   COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR      ($)      ($)(1)        ($)(2)         ($)(3)     OPTIONS(#)      ($)(4)
----------------------------------------  ----   ---------   -------    ------------    ----------   ----------   ------------
Lee S. Hillman                            1999    550,000    650,000                                   50,000        19,039
  President and Chief                     1998    450,000    325,000                                                 28,635
  Executive Officer                       1997    375,000    125,000     3,499,700(5)                 125,000        19,704
John W. Dwyer                             1999    300,000    400,000                                   30,000        26,000
  Executive Vice President,               1998    300,000    200,000                     655,900       35,000        19,635
  Chief Financial Officer                 1997    225,000     75,000     1,407,381(5)                  45,000        12,204
  and Treasurer
William G. Fanelli                        1999    225,000    162,500                                   30,000        16,457
  Senior Vice President,                  1998    183,200     85,000                     468,500       20,000        11,813
  Operations                              1997    134,000     35,000                                   30,000        10,056
Cary A. Gaan                              1999    225,000    162,500                                                  1,000
  Senior Vice President,                  1998    225,000     95,000                     140,550       15,000         1,000
  Secretary and General                   1997    225,000     45,000     1,407,381(5)                  15,000           954
  Counsel
John H. Wildman                           1999    240,000    162,500                                   20,000
  Senior Vice President,                  1998    240,000     80,000                     140,550       15,000
  Sales and Marketing                     1997    200,000     70,000(6)  1,407,381(5)                  15,000

---------------

(1) The 1999 bonus represents the bonus earned in 1999 and 50% of bonus earned in 1998; both paid in the first two months of 2000. The 1998 bonus represents 50% of bonus earned in 1998 and 50% of bonus earned in 1997; both paid in March 1999. The 1997 bonus represents 50% of bonus earned in 1997 and paid in March 1998. See "1997 Bonus Plan."

(2) Certain incidental personal benefits to executive officers of Bally may result from expenses incurred by Bally in the interest of attracting and retaining qualified personnel. These incidental personal benefits made available to the Named Executive Officers during 1999 are not described herein because the incremental cost to Bally of such benefits is below the required disclosure threshold.

(3) In 1998, the number of shares of restricted stock awarded to Messrs. Dwyer, Fanelli, Gaan and Wildman was 35,000, 25,000, 7,500 and 7,500, respectively. The value of such shares was determined by the closing price of the common stock at the date of grant, net of consideration paid by each recipient. These shares were issued in the recipient's name and are held by Bally until the restrictions lapse. The restrictions on these shares lapse upon a change in control of Bally, the recipient's death, termination of employment due to disability or the first date prior to December 31, 2002 which follows seven consecutive trading days on which the trading price equals or exceeds the targeted stock price of $42 per share. If the restrictions do not lapse prior to December 31, 2002, the shares will be forfeited to Bally.

(4) Represents amounts matched by Bally in connection with participation in Bally's savings plans.

(5) Represents amounts paid by Bally for the tax gross-up upon the final vesting in August 1997 of the restricted stock awards in 1996 to Messrs. Hillman, Dwyer, Gaan and Wildman of 150,000, 60,000, 60,000 and 60,000 shares of restricted stock, respectively. Restrictions on these shares generally lapsed based upon the market price of the common stock reaching certain targeted stock prices. In addition, a recipient of these restricted stock awards receives a cash payment from Bally upon the lapse of restrictions in an amount sufficient to insure that the recipient receives the common stock net of all taxes imposed upon the recipient because of the receipt of such common stock and cash payment.

(6) Represents a $40,000 bonus earned in and paid to Mr. Wildman in 1997 and 50% ($30,000) of the bonus for 1997 for Mr. Wildman under Bally's 1997 Bonus Plan, which was paid in March 1998. The remaining 50% was paid in March 1999.

EMPLOYMENT AGREEMENTS

     Mr. Hillman and Bally entered into an employment agreement effective as of January 1, 1998. The agreement was for a three-year term through December 31, 2000 and provided for a base salary of $450,000, participation in Bally bonus plans and a bonus payable at the discretion of Bally. Bally and Mr. Hillman reached an agreement June 10, 1999 to extend the term through December 31, 2001 and increase his base salary to $550,000 effective January 1, 1999. In the event a change in control of Bally occurs and Mr. Hillman is asked to leave the employ of Bally or, absent cause, Mr. Hillman elects to terminate his employment because he has been constructively terminated, Mr. Hillman will be entitled to receive a lump sum payment equal to 36 months base salary and two times the average of bonuses, if any, paid to Mr. Hillman by Bally for the three prior years, and assignment of insurance policies and health protection plans provided by Bally. In addition, if any of these payments or any other payments by Bally as a result of a change in control precipitate an excise tax, Mr. Hillman is entitled to be paid the amount of those excise taxes plus a tax gross-up payment with respect to the excise tax payment. If a change in control of Bally had occurred on March 31, 2000 and Mr. Hillman was subsequently asked to leave the employ of Bally or, absent cause, constructively terminated, Mr. Hillman would be entitled to a payment of $2,383,333 under his employment agreement, excluding excise tax related payments, if any, referred to above. Additionally, if a change in control of Bally had occurred on March 31, 2000, Mr. Hillman could elect, at his option, to terminate his employment agreement and receive a lump sum of six months' salary ($275,000). The employment agreement also provides that Mr. Hillman receive a demand registration right requiring Bally to file a shelf registration statement under the Securities Act of 1933, as amended, registering the 735,701 shares of common stock underlying the warrant held by Mr. Hillman.

     Mr. Dwyer and Bally entered into an employment agreement effective as of January 1, 2000, for a three-year term through December 31, 2002. The agreement provides for a base salary of $325,000 and a bonus payable at the discretion of Bally. In the event there is a change in control of Bally and the successor in control, without cause, terminates the agreement, Mr. Dwyer will be paid a lump sum equal to 24 months base salary or an amount equal to his base salary for the balance of the three-year term, whichever is greater, and twice the greatest bonus awarded by Bally to Mr. Dwyer for any year after 1997, but prior to the change in control. In addition, if any of these payments, any payments under any stock award or option plan or any other payments by Bally precipitate an excise tax, Mr. Dwyer is entitled to be paid the amount of those excise taxes plus a tax gross-up payment with respect to the excise tax payment. If a change in control of Bally had occurred on March 31, 2000 and Mr. Dwyer was subsequently asked to leave the employ of Bally or, absent cause, constructively terminated, Mr. Dwyer would be entitled to a payment of $1,443,750 under his employment agreement, excluding excise tax related payments, if any, referred to above. Additionally, if a change in control of Bally had occurred on March 31, 2000, Mr. Dwyer could elect, at his option, to terminate his employment and receive a lump sum payment equal to six months' salary ($162,500).

     Mr. Fanelli and Bally entered into an employment agreement effective as of January 1, 2000 for a term of three years through December 31, 2002. The agreement provides for a base salary of $250,000 per year, subject to increases at the discretion of Bally, and a bonus payable at the discretion of Bally. In the event of a change in control of Bally and the successor in control, without cause, terminates the agreement, Mr. Fanelli will be paid a lump sum equal to 24 months' base salary or an amount equal to his base salary for the balance of the three-year term, whichever is greater, and the greatest bonus awarded by Bally to Mr. Fanelli for any year after 1997 but prior to the change in control. If the vesting of restricted stock due to a change in control results in the imposition of excise tax, Bally will pay Mr. Fanelli an additional amount equal to the excise tax.

If Mr. Fanelli is constructively terminated by the successor in control, the successor in control is deemed to have terminated Mr. Fanelli without cause, and Mr. Fanelli would be entitled to payment under his employment agreement. If a change in control of Bally had occurred on March 31, 2000 and Mr. Fanelli was subsequently asked to leave the employ of Bally, Mr. Fanelli would be entitled to a payment of $800,000 under his employment agreement, excluding excise tax related payments, if any, referred to above. Additionally, if a change in control of Bally had occurred on March 31, 2000, Mr. Fanelli could elect, at his option, to terminate his employment and receive a lump sum payment equal to six months' salary ($125,000).

     Mr. Gaan's employment agreement with Bally expired on March 20, 2000. Mr. Gaan is currently working pursuant to an oral at-will agreement which provides for a base salary of $225,000 per year and a bonus payable at the discretion of Bally.

     Mr. Wildman and Bally entered into an employment agreement effective as of January 1, 2000 for a term of three years through December 31, 2002. The agreement provides for an annual base salary of $250,000 per year and a bonus payable at the discretion of Bally. In the event of a change in control of Bally and the successor in control, without cause, terminates the agreement, Mr. Wildman will be paid a lump sum equal to 24 months' base salary or an amount equal to his base salary for the balance of the three-year term, whichever is greater, and the greatest bonus awarded by Bally to Mr. Wildman for any year after 1997 but prior to the change in control. If the vesting of restricted stock due to a change in control results in the imposition of excise tax, Bally will pay Mr. Wildman an additional amount equal to the excise tax. If Mr. Wildman is constructively terminated by the successor in control, the successor in control is deemed to have terminated Mr. Wildman without cause, and Mr. Wildman would be entitled to payment under his employment agreement. If a change in control of Bally had occurred on March 31, 2000 and Mr. Wildman was subsequently asked to leave the employ of Bally, Mr. Wildman would be entitled to a payment of $800,000 under his employment agreement, excluding excise tax related payments, if any, referred to above. Additionally, if a change in control of Bally had occurred on March 31, 2000, Mr. Wildman could elect, at his option, to terminate his employment and receive a lump sum payment equal to six months' salary ($125,000).

MANAGEMENT RETIREMENT SAVINGS PLAN

     The board of directors has adopted the Bally Total Fitness Holding Corporation Management Retirement Savings Plan (the "Retirement Plan"). The Retirement Plan is a deferred compensation plan designed to permit a select group of management or highly compensated employees to enhance the security of themselves and their beneficiaries following retirement or other termination of their employment. The Retirement Plan is intended to be an unfunded "employee pension benefit plan" under the Employee Retirement Income Security Act of 1974, as amended, and is maintained by Bally. The Retirement Plan is not intended to be qualified under the Internal Revenue Code of 1986, as amended (the "Code"). The board of directors, in its sole discretion, designates those members of management or highly compensated employees who are eligible to participate in the Retirement Plan.

     The amount of compensation that may be deferred is presently limited pursuant to a schedule based upon the age of the participant at the beginning of or during the compensation year. For participants who are less than 50 years of age, a maximum of 25% of compensation may be deferred; for those who are 50 to 54 years of age, a maximum of 50% of compensation may be deferred; for those who are 55 to 59 years of age, a maximum of 75% of compensation may be deferred; and for those participants who are 60 years of age or older, a maximum of 100% of compensation may be deferred. During 1999, Bally provided a matching contribution of 50% of the first 10% of eligible compensation the participant deferred and 0% thereafter. Matching contributions are credited to a participant's matching account and become vested as follows: after one but less than two Years of Deferral (as defined) they become 33 1/3% vested, after two but less than three Years of Deferral they become 66 2/3% vested, and after more than three Years of Deferral they become fully vested. For this purpose, a "Year of Deferral" is credited with respect to a matching contribution for each completed calendar year commencing after the calendar year for which the matching contribution was made. A participant who separates from service will receive his benefits under the Retirement Plan in a lump sum. As soon as possible (but not later than five business days) after a change in control of Bally (as defined), all of the participants' accounts will become 100% vested.

     For 1999, Bally contributed $526,135 to the accounts of all participants in the Retirement Plan, of which $84,758 will be allocated to the accounts of all executive officers of Bally as a group. Named Executive Officers receiving allocations are as follows: Mr. Hillman, $19,039, Mr. Dwyer, $25,000, and Mr. Fanelli, $15,457.

1997 BONUS PLAN

     In February 1997, the compensation committee of the board of directors adopted the Bally Total Fitness Holding Corporation 1997 Bonus Plan (the "Bonus Plan"). The purpose of the Bonus Plan was to provide an additional performance incentive for certain senior executive and area management of Bally for 1997, 1998 and 1999 (the "Plan Years"). The compensation committee, based upon the recommendation of Bally's management, determined those employees who participated in the Bonus Plan.

     Two pools of participants were designated, with Pool One limited to Bally's senior executive management and Pool Two limited to Bally's senior area management. The bonuses for each of the pools of participants were based on increases in Bally's earnings for a Plan Year before interest, taxes, depreciation and amortization ("EBITDA") from the immediately preceding year (without giving effect, for Plan Year 1997, to the restatement of Bally's 1996 consolidated financial statements). Pool One and Pool Two received allocations of 10% and 6% of the EBITDA increases for a Plan Year, respectively. Each participant in a pool had a determined participation percentage of the amount allocated to the respective pool, which was based upon the participant's responsibilities and contributions for the Plan Year. The participation percentages were designated by the compensation committee and awarded in a manner such that the sum of the participation percentages relating to each pool did not exceed 100% of that pool. Each participant's share of the bonus amount for a Plan Year equalled the individual's participation percentage for the Plan Year multiplied by the amount allocated to the respective pool for such Plan Year. The bonus amounts were payable by March 15th of the calendar year following the Plan Year as follows: Plan Year 1997 bonus--50% of the bonus for 1997 to be paid by March 15, 1998; Plan Year 1998 bonus--50% of the bonus for 1997 and 50% of the bonus for 1998 to be paid by March 15, 1999; and Plan Year 1999 bonus--50% of the bonus for 1998 and 100% of the bonus for 1999 to be paid by March 15, 2000; provided, however, if Bally's EBITDA for the year following a Plan Year did not equal or exceed the EBITDA for that Plan Year, any unpaid bonus relating to that Plan Year (the 50% to be paid in the second year following the Plan Year) was limited by a Carryover Maximum (as defined), and any excess of the unpaid bonus over the Carryover Maximum was forfeited. To the extent that Bally's federal income tax deduction for remuneration to a participant is limited by Section 162(m) of the Code, payments under the Bonus Plan are deferred (with interest) until Section 162(m) no longer limits the deduction.

     The determination of the participants and their participation percentages by the compensation committee remained in effect until participation ceased. A person ceased to be a participant immediately upon termination of employment with Bally for any reason whatsoever. A person who ceased to be a participant forfeits entitlement to future payments under the plan, other than amounts deferred because of the Section 162(m) limitation.

STOCK OPTION AND SAR GRANTS

     The following table sets forth certain information regarding options to purchase common stock granted to the Named Executive Officers during 1999. There have been no stock appreciation rights granted by Bally to date.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                             -----------------------------------------------------------      VALUE AT ASSUMED
                             NUMBER OF                                                      ANNUAL RATES OF STOCK
                               SHARES                                                      PRICE APPRECIATION FOR
                             UNDERLYING   PERCENT OF TOTAL                                     OPTION TERM(2)
                              OPTIONS     OPTIONS GRANTED                                  -----------------------
                             GRANTED(#)     TO EMPLOYEES        EXERCISE      EXPIRATION       5%          10%
           NAME                 (1)        IN FISCAL YEAR     PRICE ($/SH)       DATE         ($)          ($)
---------------------------  ----------   ----------------   --------------   ----------   ----------   ----------
Lee S. Hillman                 50,000           6.4             32.94          9/21/09     1,035,711    2,624,695
John W. Dwyer                  30,000           3.8             32.94          9/21/09       621,427    1,574,817
William G. Fanelli             30,000           3.8             32.94          9/21/09       621,427    1,574,817
Cary A. Gaan
John H. Wildman                20,000           2.6             32.94          9/21/09       414,284    1,049,878

---------------

(1) Generally one-third of the options granted may be exercised on the first anniversary of the date of grant, two-thirds after two years from the date of grant and 100% after three years from the date of grant. Each grant was made on the date which is 10 years prior to the date of expiration set forth in the table.

(2) The potential realizable values represent future opportunity and have not been reduced to present value in 1999 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Securities and Exchange Commission for illustration purposes. These rates are not intended to be a forecast of the common stock price and are not necessarily indicative of the values that may be realized by the Named Executive Officers. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options. For example, in order for an individual named above who received options with an exercise price of $32.94 per share to realize the potential values set forth in the 5% and 10% columns in the table above, the price per share of the common stock would have to be approximately $53.65 and $85.43, respectively.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth certain information concerning exercises of stock options during 1999 by each of the Named Executive Officers and their stock options outstanding as of December 31, 1999. There have been no stock appreciation rights granted by Bally to date.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                    OPTION VALUES AT END OF LAST FISCAL YEAR

                                                         NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                         SHARES                      OPTIONS AT DECEMBER 31, 1999          AT DECEMBER 31, 1999 (1)
                       ACQUIRED ON      VALUE      ---------------------------------   ---------------------------------
        NAME           EXERCISE(#)   REALIZED($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
---------------------  -----------   -----------   --------------   ----------------   --------------   ----------------
Lee S. Hillman                                        233,333            91,667          3,994,789          380,211
John W. Dwyer                                          76,667            68,333          1,233,126          364,999
William G. Fanelli                                     41,667            53,333            631,149          228,226
Cary A. Gaan(2)          35,000        986,563         15,000            15,000            132,188          127,500
John H. Wildman          10,000        293,750         50,000            35,000            921,875          127,500

---------------

(1) Based on the closing price of common stock on the New York Stock Exchange on December 31, 1999, which was $26.6875 per share.

(2) Mr. Gaan has retained all shares acquired on the exercise of his options in 1999.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Bally was a wholly owned subsidiary of Bally Entertainment Corporation until the spin-off in January 1996. Prior to the spin-off and the formation of the Compensation Committee, Bally had entered into compensation arrangements with a number of its key executives. Following the spin-off and considering Bally's situation at that time (historical losses and a need to improve cash flows), the Compensation Committee determined that compensation should be tied to increasing stockholder value and improving Bally's cash flows. Consequently, the Compensation Committee has made significant grants of stock awards and adopted the Bonus Plan, pursuant to which bonuses are granted based on improvements in Bally's cash flow. Most of the bonus compensation paid to key executives for 1998 and 1999 was pursuant to the Bonus Plan. Allocation among the key executives of the amounts available under the Bonus Plan, including allocation to Lee S. Hillman, President and Chief Executive Officer of Bally, was based on the Compensation Committee's subjective evaluation of each executive's contribution to Bally during the periods. The prime factors considered for 1999 were contribution toward accomplishing Bally's strategic plan, including improvement in Bally's financial position through operational improvements and contribution toward Bally's new initiatives and growth and expansion programs. The Compensation Committee felt that Mr. Hillman's contributions in these areas were substantial and, with the contributions of other key executives, were reflected in Bally's improved results.

     Bally's successful implementation of its strategic plan over the last few years has raised the profile and size of Bally and the profile of its executive officers. The Compensation Committee determined that a combination of modest base pay increases, increased bonus potential and contract extensions was appropriate for its executive officers (other than Mr. Hillman) given their implementation of Bally's strategic plan and Bally's desire to retain quality executives. The increase in Mr. Hillman's base salary (which the Compensation Committee believes still leaves him at the lower end of base compensation for New York Stock Exchange companies) and extension of the term reflected the Committee's view about his performance as the architect of Bally's strategic plan and his execution of that plan. In addition, it was the Compensation Committee's view upon the spin-off, and it remains the view of the Compensation Committee today, that the use of stock options, other stock awards and bonus compensation tied to improvements in operating performance aligns the interests of Bally's officers and other key employees with those of Bally's stockholders. The objective of these awards is to provide incentive to management to advance the long-term interests of Bally and its stockholders. Stock options and other stock awards produce value to management as the price of the common stock appreciates, thereby directly linking the interests of management with those of Bally's stockholders.

     The Compensation Committee believes that the improvement in Bally's operations and results since January 9, 1996 (the date the spin-off was completed), supports the success of Bally's approach to compensation.

                                          Compensation Committee,

                                          Liza M. Walsh, Chairman
                                          Aubrey C. Lewis
                                          James F. Mc Anally, M.D.

                               PERFORMANCE GRAPH

                     Comparison of Cumulative Total Return
                    from January 9, 1996 to March 31, 2000*
           Bally Total Fitness Holding Corporation, S&P 500 Index and
             Russell 2000 Consumer Discretionary and Services Index

                                                          BALLY                      S&P 500                  RUSSELL 2000
                                                          -----                      -------                  ------------
1/9/96                                                     100                         100                         100
12/31/96                                                   165                         124                         117
12/31/97                                                   455                         165                         142
12/31/98                                                   517                         213                         148
12/31/99                                                   555                         258                         163
3/31/00                                                    509                         264                         168

---------------

* Assumes $100 invested in Bally Total Fitness Holding Corporation common stock, the S&P 500 Index and the Russell 2000 Consumer Discretionary and Services Index on January 9, 1996, the date the spin-off was completed. Total return for the S&P 500 Index and the Russell 2000 Consumer Discretionary and Services Index assumes reinvestment of dividends; there were no dividends declared on Bally Total Fitness Holding Corporation common stock.

                          TRANSACTIONS WITH MANAGEMENT

     During 1999, Bally paid approximately $1.6 million for goods and services from a company which employed a relative of Mr. Hillman. Based on Bally's receipt of competitive bids for similar items, Bally believes that the terms of these arrangements are at least as favorable to Bally as those which could be obtained from unrelated parties.

                                    AUDITORS

     The board of directors, upon the recommendation of the audit committee, has approved the selection of Ernst & Young LLP as Bally's independent auditors for 2000. Representatives of Ernst & Young LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     In addition to the matters described above, there will be a brief presentation by the President and Chief Executive Officer and a general discussion period during which stockholders will have an opportunity to ask questions.

     Management knows of no other business to be presented for action at the annual meeting. If other matters properly come before the annual meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Bally is required to identify any director, executive officer, beneficial owner of more than ten percent of the common stock or any other person subject to Section 16 of the Exchange Act that failed to file on a timely basis, as disclosed in their forms, reports required by Section 16(a) of the Exchange Act. Based on a review of forms submitted to Bally, Bally believes that during 1999 all such filing requirements were complied with by its directors and executive officers.

                            EXPENSE OF SOLICITATION

     The cost of this solicitation will be borne by Bally. In addition to the use of the mail, proxy solicitation may be made by telephone, facsimile, e-mail and personal interviews by regular employees of Bally. Bally has retained MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, to assist in the soliciting of proxies and will pay that firm a fee of $6,500, plus out-of-pocket expenses for such services. Bally will also reimburse brokerage houses and others for their reasonable expenses in forwarding proxy materials to beneficial owners of common stock.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Bally expects to hold its next annual meeting of stockholders before June 30, 2001. Accordingly, stockholder proposals for inclusion in the proxy materials relating to the next annual meeting must be received by Bally at its principal executive offices on or before January 1, 2001. Stockholder proposals should be directed to Cary A. Gaan, Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                                 ANNUAL REPORT

     A copy of Bally's 1999 annual report, which contains the consolidated financial statements of Bally, accompanies this proxy statement. Bally will provide without charge to any stockholder as of the record date who so requests in writing a copy of its Form 10-K and, if specifically requested, the exhibits thereto. Requests for such copies should be directed to Investor Relations Department, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                                          By order of the board of directors,

                                          Cary A. Gaan, Secretary
Chicago, Illinois
April 14, 2000

                    PLEASE EXECUTE, DATE AND RETURN PROMPTLY
                         THE ENCLOSED PROXY CARD IN THE
                        POSTAGE-PAID ENVELOPE PROVIDED.

                                      LOGO

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631
                              WWW.BALLYFITNESS.COM

PROXY                                                                      PROXY

                    BALLY TOTAL FITNESS HOLDING CORPORATION
              8700 West Bryn Mawr Avenue, Chicago, Illinois 60631

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lee S. Hillman and Cary A. Gaan, or either of them, proxies of the undersigned with full power of substitution, to vote all shares of the undersigned at the annual meeting of stockholders of Bally Total Fitness Holding Corporation to be held at 9:00 a.m. (local time) on June 8, 2000 at Bally's fitness center located at 142 Central Avenue, Clark, New Jersey 07066 or at any postponement or adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NUMBER (1).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER (1). SEE REVERSE SIDE.

                                                   (Comments/Change of Address)

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side)

 .............................................................................

                              FOLD AND DETACH HERE

              ENTRANCE PASS -- 2000 ANNUAL MEETING OF STOCKHOLDERS

              THIS IS AN ENTRANCE PASS FOR THE 2000 ANNUAL MEETING
          OF STOCKHOLDERS OF BALLY TOTAL FITNESS HOLDING CORPORATION.
   IN ORDER TO ATTEND THE ANNUAL MEETING, YOU MUST BRING THIS PASS WITH YOU.

                    BALLY TOTAL FITNESS HOLDING CORPORATION

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                            FOR   WITHHOLD  FOR ALL
                                            ALL    ALL      EXCEPT
1. Election of the following Class I                                          2. In their discretion on all other
   director nominees for three-year        [ ]    [ ]       [ ]                  matters as may properly come before
   terms expiring in 2003:                                                       the annual meeting.

   Aubrey C. Lewis
   Liza M. Walsh
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE
 FOR ALL THE ABOVE NOMINEES.


 ----------------------------------------
 Nominee Exception

                                                  Comments/
                                                    Change
                                                      of         [   ]
                                                    Address


                                                  Date:                  , 2000
                                                       -----------------

                                                  ------------------------------
                                                   Signature(s)

                                                  ------------------------------
                                                   Signature(s)

                                                  Note: Please sign as name
                                                  appears hereon. Joint owners
                                                  should each sign. When
                                                  signing as attorney, executor,
                                                  administrator, trustee, or
                                                  guardian, please give full
                                                  title as such.

 ................................................................................

                              FOLD AND DETACH HERE

   PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE, AND RETURN PROMPTLY
             THIS PROXY FORM IN THE POSTAGE-PAID ENVELOPE PROVIDED.